SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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RF MONOLITHICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RF MONOLITHICS, INC.

4441 SIGMA ROAD

DALLAS, TEXAS 75244

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On behalf of your board of directors and management, you are invited to attend the 2004 annual meeting of stockholders of RF Monolithics, Inc. Our meeting will be held on Wednesday, January 21, 2004, beginning at 10:00 a.m., local time, at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285. Stockholders will be asked to consider the following matters at the meeting, which are described in the accompanying proxy statement:

1.	To elect directors to serve until the next annual meeting or until their successors are elected and have qualified, or until a director’s earlier death, resignation or removal;

2.	To amend our 1994 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 150,000 shares;

3.	To amend our 1997 Equity Incentive Plan (a) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000 shares and (b) to authorize for issuance under the plan shares of common stock which as of January 21, 2004 are, or thereafter become, available for future grant under the terms of our 1994 Non-Employee Directors’ Stock Option Plan (including shares returned to that plan as a result of expirations or terminations of options for any reason before or after expiration of our authority to grant options under that plan on April 19, 2004);

4.	To ratify the selection of Deloitte & Touche LLP as our independent auditors for the next fiscal year; and

5.	To transact any other business that may be properly presented at the meeting or any adjournment or postponement of the meeting.

You are entitled to vote at this meeting if you were a stockholder of record at the close of business on December 5, 2003.

By Order of the Board of Directors,

James P. Farley
Secretary

Dallas, Texas

December 19, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

Date, Time and Location of Annual Meeting of Stockholders

The enclosed proxy is solicited on behalf of the board of directors, or Board, of RF Monolithics, Inc., or the Company, in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on Wednesday, January 21, 2004, beginning at 10:00 a.m., local time, or at any adjournment or postponement of the meeting. Our annual meeting will be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285. We are mailing this proxy statement and accompanying proxy card to stockholders beginning December 19, 2003.

Proposals to be Voted on and Voting Recommendations

The proposals scheduled to be voted on at the meeting include (a) to elect directors to serve until the next annual meeting or until their successors are elected; (b) to amend our 1994 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 150,000 shares; (c) to amend our 1997 Equity Incentive Plan (1) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000 shares and (2) to authorize for issuance under the plan shares of common stock which as of January 21, 2004 are, or thereafter become, available for grant under the terms of our 1994 Non-Employee Directors’ Stock Option Plan, or Directors’ Plan (including shares returned to that plan as a result of expirations or terminations of options for any reason before or after expiration of our authority to grant options under our Directors’ Plan on April 19, 2004); and (d) to ratify the selection of Deloitte & Touche LLP as our independent auditors for the next fiscal year. Our Board recommends that you vote your shares “FOR” each of the nominees to the Board described in Proposal No. 1 and “FOR” each of the remaining proposals.

Costs of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to our beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other employees, and third parties. No additional compensation will be paid to directors, officers or other employees for those services.

Voting Rights and Outstanding Shares

Stockholders of record at the close of business on December 5, 2003 are entitled to notice of and to vote at the annual meeting. As of that date, we had 7,313,400 shares of common stock outstanding. You are entitled to one vote for each share owned on the record date upon all matters to be considered at the meeting.

The presence at the meeting, in person or by a proxy, of the holders of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum entitled to conduct business at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a matter because stock exchange regulations require the brokers to have specific voting instructions from the beneficial owners for the shares to be voted and such instructions have not been received.

Election of Directors: Directors are elected by a plurality of the votes cast at the meeting and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Cumulative voting is not permitted.

Approval of an Amendment to our 1994 Employee Stock Purchase Plan: The amendment to our 1994 Employee Stock Purchase Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes do not affect the outcome and abstentions have the effect of negative votes.

Approval of an Amendment to our 1997 Equity Incentive Plan: The amendment to our 1997 Equity Incentive Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes do not affect the outcome and abstentions have the effect of negative votes.

Approval of Auditors: This matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes have the effect of negative votes.

Revocability of Proxies

You may revoke your proxy at any time before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive office, 4441 Sigma Road, Dallas, Texas 75244, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

If you wish to present a proposal for consideration at our 2005 annual meeting of stockholders and to be included in our proxy statement and form of proxy for that annual meeting, you may do so by following the procedures described in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, your proposal must be received by our Secretary no later than August 21, 2004.

In addition, the rules of the Securities and Exchange Commission allow us to use discretionary voting authority to vote on any matter coming before the 2005 annual meeting of stockholders that is not included in the proxy statement for that meeting if we do not have notice of the matter by November 4, 2004.

PROPOSALS BEFORE THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are five nominees for the Board positions presently authorized. Your proxy cannot be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently serving as a director. The independence of each nominee is discussed under the heading “The Board of Directors.”

Shares represented by executed proxies will be voted for the election of the five nominees named below, unless authority to do so is withheld. If any nominee is unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of a substitute nominee proposed by management. Each nominee has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The names of the nominees and certain information about them are set forth below:

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD
David M. Kirk	43	Our President and Chief Executive Officer
Michael R. Bernique	59	Our Chairman of the Board, Chairman of the Board of TelOptica, Inc.
Cornelius C. Bond, Jr.	70	Retired, General Partner, New Enterprise Associates
Dean C. Campbell	53	Former General Partner, Campbell Venture Management
Francis J. Hughes, Jr.	53	President, American Research and Development

David M. Kirk has served on our Board since November 1999. In November 1999, Mr. Kirk was also elected as our President and Chief Executive Officer to replace Sam L. Densmore after his retirement. From May 1998 until November 1999, Mr. Kirk served as our Vice President, Marketing. Prior to joining us, Mr. Kirk served as Director of Marketing of Murata Electronics North America, Inc., an electronic component company, from June 1995 to May 1998. Mr. Kirk has a B.S.E.E. from Clemson University.

Michael R. Bernique has served on our Board since October 1997 and as Chairman of the Board since November 1999. Mr. Bernique is also Chairman of the Board of TelOptica, Inc., a developer of software that helps companies design and optimize fiber-optic telecommunications networks, and has served in this position since January 2003. Prior to January 2003, Mr. Bernique served as President and Chief Executive Officer of TelOptica, Inc. From 1999 to 2003, Mr. Bernique served as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. Mr. Bernique served as President of Satellite Data Networks Group for Next Level Systems, Inc., a telecommunications company, in 1996 and 1997. From 1993 to 1995, Mr. Bernique served as Sr. Vice President, North American Sales and Service at DSC Communications (DSC), a telecommunications company, and from 1992 to 1993 he served as Vice President and General Manager of the Transmission Products Division of DSC.

Cornelius C. Bond, Jr. has served on our Board since November 1992. From 1982 to 1997, he was a general partner of various New Enterprise Associates venture capital funds. Mr. Bond is a director of Spectranetics, Inc., a medical device company, and several private companies. He also serves on the Board of Supervisors to the Princeton School of Engineering.

Dean C. Campbell has served on our Board since May 1989. From 1982 to December 2000, Mr. Campbell was the Managing General Partner of Campbell Venture Management, a venture capital fund. From 1989 to 1999, Mr. Campbell served as a director of Texas Micro Inc. (formerly known as Sequoia Systems), a manufacturer of ruggedized systems, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999. From 1989 to 1998, Mr. Campbell served as a director of Telco Systems, Inc., a manufacturer of telecommunications devices.

Francis J. Hughes, Jr. has served on our Board since 1983. Mr. Hughes joined American Research & Development, a private venture capital firm, in January 1982, became Chief Operating Officer in November 1990 and President in June 1992. He has been a general partner of four American Research & Development venture capital funds, as well as a general partner of Hospitality Technology Funds, L.P. He is also a partner of Egan-Managed Capital, a private venture capital firm which he co-founded in 1997. Mr. Hughes also serves as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. He also served as Chairman of the Board of Texas Micro Inc. (formerly known as Sequoia Systems), a manufacturer of ruggedized computers, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH

DIRECTOR NOMINEE NAMED ABOVE.

***

PROPOSAL NO. 2

AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

The Board adopted our 1994 Employee Stock Purchase Plan, or Purchase Plan, in April 1994. In August 2003, the Board amended our Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under our Purchase Plan from a total of 725,000 shares to 875,000 shares. This amendment will afford us greater flexibility in providing our employees with stock incentives and ensure that we can continue to provide stock incentives at levels determined appropriate by the Board.

As of November 30, 2003, 126,750 shares (plus any shares that might in the future be returned as a result of rights terminated for any reason without having been exercised) remained available for future grant.

Stockholders are requested in this Proposal 2 to approve the amendment to our Purchase Plan. The essential features of our Purchase Plan are outlined below.

Purpose

The purpose of our Purchase Plan is to provide a means by which our employees (and any of our affiliates) may be given an opportunity to purchase common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives to exert maximum efforts for our success. Approximately 193 of our approximately 196 employees are eligible to participate in our Purchase Plan.

The rights to purchase common stock granted under our Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

Our Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power to determine when and how rights to purchase common stock will be granted, the provisions of each offering, and whether employees of our affiliates are eligible to participate. The Board has the power, which it has not exercised, to delegate administration of our Purchase Plan to a committee of not less than two Board members. The Board may abolish the committee at any time and return the administration of our Purchase Plan to the full Board.

Offerings

The Board implements the Purchase Plan by periodic offerings of rights to all eligible employees. The initial offering commenced on November 27, 1995 and ended on December 31, 1997. Every other January 1st, beginning in the calendar year 1998, a new offering with a duration of two years has commenced, and will commence until our Purchase Plan terminates. Generally, the purchase dates under an offering will be every June 30th and December 31st.

Eligibility

Any person is eligible to participate in an offering under our Purchase Plan if we customarily employ them at least 20 hours per week, five months per calendar year and for a minimum period designated by the Board. If any employee becomes eligible to participate in our Purchase Plan during the course of an offering, the employee may be granted a right under that offering and enroll in our Purchase Plan on specified dates. The employee’s rights shall have the same characteristics as any rights originally granted under that offering, except that (a) the specified date on which the rights are granted shall be treated as the date of the commencement of the offering for purposes of determining the purchase price and (b) the period of the offering for the rights will begin on the specified date on which the rights are granted and end coincident with the end of that offering.

No employee is eligible for the grant of any rights under the Purchase Plan if, immediately after the grant, the employee would own, directly or indirectly, stock representing 5% or more of the total combined voting power or value of all classes of our stock or of any affiliate, which includes any stock the employee may purchase under all outstanding rights and options. Also, no employee will be granted rights that would permit them to buy more than $25,000 worth of stock, which is determined at the fair market value of the shares at the time the rights are granted, under all of our employee stock purchase plans for each calendar year in which the rights are outstanding at any time.

Participation in the Plan

Eligible employees become participants in our Purchase Plan by providing us with an agreement that authorizes payroll deductions of up to 15% of their compensation.

Purchase Price

The purchase price per share is the lower of (a) 85% of the fair market value of a share of common stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of common stock on the last day of the purchase period. At December 5, 2003, the closing price of our common stock as reported by the NASDAQ Stock Market was $9.84 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. A participant may increase or reduce payroll deductions once at any time during the six month period ending on a purchase date and may withdraw from an offering at any time. However, no changes or withdrawals may be made during the last 10 days of the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make any additional payments into the account.

Purchase of Stock

The Board may specify a maximum number of shares an employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to an offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner.

Withdrawal

A participant may withdraw from an offering by terminating payroll deductions and by providing us with a notice of withdrawal. The withdrawal may be elected at any time prior to the end of the applicable offering period, excluding the last ten days of any purchase period.

Upon withdrawal, we will distribute to the employee the accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock on his or her behalf during the offering, and the interest in the offering will be automatically terminated. The employee will not be entitled to again participate in the offering. A withdrawal from an offering will not have any effect upon their eligibility to participate in subsequent offerings.

Termination of Employment

Rights granted under any offering terminate immediately upon cessation of employment for any reason, and we will distribute to the employee all accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted are not transferable and may be exercised only by the person to whom the rights are granted.

Duration, Amendment and Termination

The Board may suspend, terminate or amend our Purchase Plan at any time. However, any amendment must be approved by the stockholders within twelve months of its adoption if the amendment would (a) increase the number of shares of common stock reserved for issuance, (b) modify the requirements relating to eligibility for participation, or (c) modify any other provision if approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code. The Board may submit any other amendment for stockholder approval.

Rights granted before amendment or termination of our Purchase Plan will not be altered or impaired by any amendment or termination, except as expressly provided in our Purchase Plan, as is necessary to comply with any laws or governmental regulation, or with consent of the person to whom the rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger, the surviving corporation may assume or continue the rights under our Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering may be accelerated so that the outstanding rights may be exercised immediately prior to, or concurrent with, the event. Otherwise the rights will continue in full force and effect.

Stock Subject to our Purchase Plan

If the stockholders approve this proposal an aggregate of 875,000 shares of common stock will be reserved for issuance under our Purchase Plan. If rights granted under our Purchase Plan expire, lapse or otherwise terminate without being exercised, the common stock not purchased again becomes available for issuance. As of November 30, 2003, 598,250 shares of common stock had been acquired pursuant to our Purchase Plan.

Federal Income Tax Information

Rights granted under our Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under our Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

***

PROPOSAL NO. 3

AMENDMENT TO 1997 EQUITY INCENTIVE PLAN

In October 1997, the Board adopted, and the stockholders subsequently approved, our 1997 Equity Incentive Plan, or 1997 Plan. The purpose of our 1997 Plan is to enhance the flexibility of the Board and the Compensation Committee in granting stock awards to our employees, directors and consultants.

In August 2003, the Board amended our 1997 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance from a total of 1,875,000 shares to 2,075,000 shares.

In November 2003, the Board further amended our 1997 Plan, subject to stockholder approval, to authorize for issuance under our 1997 Plan shares of common stock which as of January 21, 2004 are, or thereafter become, available for future grant under the terms of our Directors’ Plan (including shares returned to that plan as a result of expirations or terminations of options for any reason). If our 1997 Plan, as amended in this Proposal No. 3, is approved by our stockholders, it will replace our Directors’ Plan as to all grants made after January 21, 2004 and no further grants will be made under our Directors’ Plan, which will expire according to its terms on April 19, 2004. Assuming that automatic grants are made to four directors on January 2, 2004, as of January 21, 2004, 119,000 shares (plus any shares that might in the future be returned as a result of cancellations or expiration of options) will remain available for future grant under our Directors’ Plan. Although our authority to effect automatic grants of options under our Directors’ Plan will expire in April 2004, under the proposed amendment to our 1997 Plan, unused shares under our Directors’ Plan identified before or after April 2004 will be available for grants under our 1997 Plan until our authority to grant options or stock under our 1997 Plan expires.

The Board adopted these amendments (a) to ensure that we can continue to grant stock options and restricted stock purchase awards at levels determined appropriate by the Board and the Compensation Committee and (b) to simplify administration of our stock plans by consolidating administration under our 1997 Equity Incentive Plan. Rule changes made by the Securities and Exchange Commission in 1996 eliminated the technical requirement for use of a formula grant arrangement for non-employee directors. The Board has concluded that a formula arrangement is not needed to protect stockholders because the Board is subject to fiduciary obligations to stockholders for its determination of its own equity-based compensation just as it is for its other forms of compensation. Our employees, directors and consultants, including those executive officers named in the Summary Compensation Table, are eligible to participate under our 1997 Plan.

As of November 30, 2003, 95,103 shares (plus any shares that might in the future be returned as a result of cancellations or expiration of options) remained available for future grant under our 1997 Plan.

Stockholders are requested in this Proposal 3 to approve the amendments to our 1997 Plan. The essential features of our 1997 Plan are outlined below.

General

Our 1997 Plan provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards, and stock awards to consultants, employees and directors. Incentive stock options are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Nonstatutory stock options are not intended to qualify as incentive stock options under the Internal Revenue Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various awards included in our 1997 Plan.

Purpose

Our 1997 Plan provides a means by which our selected employees, directors and consultants may be given an opportunity to purchase common stock. We use our 1997 Plan to retain the services of persons who are now our directors, employees or consultants, to secure and retain the services of new directors, employees and consultants, and to provide incentives for them to exert maximum efforts for our success and the success of our affiliates. All of our approximately 196 employees, 5 directors and 5 consultants are eligible to participate in our 1997 Plan.

Forms of Benefit

Our 1997 Plan is a comprehensive, stock-based incentive compensation plan, providing for discretionary awards of incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses, or stock awards.

Administration

Our 1997 Plan is administered by the Board. The Board may delegate to a committee of at least two Board members administration of the plan and the authority to grant stock awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934 and/or who are either (a) not then employees covered by Section 162(m) of the Internal Revenue Code or expected to be covered by Section 162(m) of the Internal Revenue Code at the time of recognition of income resulting from the stock award, or (b) not persons with respect to whom we wish to avoid the application of Section 162(m) of the Internal Revenue Code. The Board may abolish the committee at any time and return the administration of our 1997 Plan to the Board. The Board has delegated the administration of our 1997 Plan to our Compensation Committee. As used in this discussion of our 1997 Plan, the “Board” refers to the Compensation Committee as well as to the Board itself.

The Board has the power to determine from time to time which of the persons eligible under our 1997 Plan will be granted awards, the type of awards to be granted and when and how each award will be granted. The Board also has the authority to construe and interpret our 1997 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in our 1997 Plan or in any award agreement to make our 1997 Plan fully effective.

Shares Subject to our 1997 Plan

If this Proposal No. 3 is approved by the stockholders, the common stock that may be sold pursuant to awards under our 1997 Plan may not exceed in the aggregate the sum of (a) 2,075,000, (b) any shares of common stock available for future grants under our Directors’ Plan as of January 21, 2004, and (c) any shares of common stock represented by options granted under our Directors’ Plan that expire or otherwise terminate without having been exercised in full. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not issued under the award will revert to and again become available for issuance. The common stock subject to our 1997 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Eligibility

Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock awards, and stock bonuses may be granted only to employees, directors or consultants.

No person is eligible for the grant of an incentive stock option if, at the time of grant, he or she owns stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the exercise price of the option is at least 110% of the fair market value of the common stock subject to the option at the date of grant and the option is not exercisable after the expiration of 5 years from the date of grant. In order to grant options that are considered exempt as “performance-based compensation,” pursuant to Section 162(m) of the Internal Revenue Code, our 1997 Plan has a limit on the number of options that may be granted to any person in a given period. The current limit under our 1997 Plan is 250,000 shares of common stock in any calendar year.

Term and Termination

No option is exercisable after the expiration of 10 years from the date it was granted.

In the event an optionee’s continuous status as an employee, director or consultant is terminated, the optionee may exercise the option (to the extent that the optionee was entitled to exercise it at the time of termination) for a given period of time determined by the Board provided in the option agreement. Generally, an option granted under our 1997 Plan must be exercised within the earlier of (a) the date 3 months following the termination of the continuous service or (b) the expiration of the term of the option as set forth in the option agreement.

An optionee’s option agreement may also provide that if the exercise of the option following the termination of the optionee’s continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then the option will terminate on the earlier of (a) the expiration of the term of the option set forth in the option agreement, or (b) the 10th day after the last date on which the exercise would result in liability under Section 16(b) of the Securities Exchange Act of 1934.

Finally, an optionee’s option agreement may also provide that if the exercise of the option following the termination of the optionee’s continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (a) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (b) the expiration of a period of 3 months after the termination of the optionee’s continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of the registration requirements.

In the event an optionee’s continuous status as an employee, director or consultant terminates as a result of the optionee’s death or disability, the optionee (or the optionee’s estate, heirs or beneficiaries) may exercise the option for a given period of time determined by the Board and established in the option agreement. Generally, an option must be exercised within the earlier of (a) the period of time established by the Board or (b) the expiration of the term of the option as set forth in the option agreement.

In the event a stock bonus or restricted stock recipient’s continuous status as an employee, director or consultant terminates, we may repurchase or otherwise reacquire any or all of the shares held by that person which have not vested as of the date of termination under the terms of the stock bonus or a related restricted stock agreement.

Exercise Price

The exercise price of each incentive stock option will not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price of each nonstatutory stock option will be determined on the date of grant by the Board. The purchase price of restricted stock shall be determined and designated by the Board. Stock bonuses may be awarded in consideration for past services actually rendered to us or for our benefit. At December 5, 2003, the closing price of our common stock as reported by the NASDAQ Stock Market was $9.84 per share.

Repricing Prohibition

In the event of a decline in the value of our common stock, the Board, under our 1997 Plan, does not have the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options.

Consideration

The purchase price of stock acquired through a stock award may be paid either in cash at the time of exercise or purchase, or, if determined by the Board at the time of grant of an option, by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board, which may include that the purchase price may be paid by delivery to us of our common stock. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest. We have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act.

Transferability

An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by that person. A nonstatutory stock option, stock bonus, or restricted stock award generally will be transferable only as provided in the stock award agreement. An optionee may designate a beneficiary who may exercise the option after the death of the optionee.

Vesting

Although not a requirement, the total number of shares of stock subject to an option may be allotted in periodic installments. The option agreement may provide that from time to time during each of the installment periods, the option may become exercisable, or vest with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to that period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that we may have a repurchase right with respect to any unvested shares.

Restricted stock purchase awards and stock bonuses granted under our 1997 Plan may be granted pursuant to a repurchase option in our favor in accordance with a vesting schedule determined by the Board.

Adjustments upon Changes in Stock

The (a) classes and maximum number of shares subject to our 1997 Plan, (b) maximum annual award applicable under our 1997 Plan and (c) classes, number and price per share of stock subject to outstanding stock awards, will be appropriately adjusted if any change is made in the common stock subject to our 1997 Plan or subject to any stock award without our receipt of consideration through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise.

In the event of (a) the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either (1) our then outstanding shares of common stock, or (2) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of the Board, (b) a change in the composition of the Board in connection with or in anticipation of, any acquisition, merger or reorganization in which individuals who, as of that date, constitute the Board cease for any reason to constitute at least a majority of the Board, or (c) the sale or other disposition of all or substantially all of our assets, then any surviving corporation will assume any stock awards outstanding under our 1997 Plan or will substitute similar awards for those outstanding under our 1997 Plan or those stock awards will continue in full force and effect.

In the event a surviving corporation refuses to assume the stock awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which the stock awards may be exercised shall be accelerated prior to completion of the transaction and those stock awards terminated if not exercised prior to the transaction. If any surviving corporation assumes stock awards outstanding under our 1997 Plan or substitutes similar stock awards for those outstanding under our 1997 Plan, then if the holder of a stock award (or substitute stock award) is terminated for any reason other than (a) death, (b) cause, (c) disability which prevents the holder of the stock award from performing his or her duties for more than 180 days during any 12 month period, or (d) voluntary resignation, then the vesting of the award shall be accelerated in full and, if applicable, the award will be exercisable in full for the post-termination exercise period provided in the award agreement.

Amendment of our 1997 Plan

The Board at any time, and from time to time, may amend our 1997 Plan. However, no amendment will be effective unless approved by our stockholders within 12 months before or after the adoption of the amendment where the amendment will (a) increase the number of shares reserved for stock awards or (b) modify the requirements as to eligibility for participation or in any other way if the modification requires stockholder approval in order for the 1997 Plan to satisfy the requirements of Section 422 of the Internal Revenue Code, Rule 16b-3, or any Nasdaq or securities exchange requirements. The Board may submit any other amendment for stockholder approval.

Rights and obligations under any stock award granted before an amendment shall not be impaired by the amendment unless we obtain the consent of the party to whom the stock award was granted.

Termination or Suspension of our 1997 Plan

The Board may suspend or terminate our 1997 Plan at any time. Unless sooner terminated, our 1997 Plan will terminate on October 7, 2007. No stock awards may be granted under our 1997 Plan while it is suspended or after it is terminated.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under our 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Internal Revenue Code.

There generally are no federal income tax consequences to the optionee or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, the optionee shall be deemed to have made a disqualifying disposition, and at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

To the extent the optionee recognizes ordinary income due to a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. This deduction is subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under our 1997 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or to us by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

Potential Limitation on Our Deductions. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under our 1997 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of outside directors and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of outside directors and (b) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (1) the award is granted by a compensation committee comprised solely of outside directors, (2) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (3) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (4) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for the award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

***

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITOR SELECTION

The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending August 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since August 1986. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

During the fiscal year ended August 31, 2003 fees billed to us by Deloitte & Touche LLP were as follows:

Audit Fees. Fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of the financial statements included in our Forms 10-Q were $112,000.

Financial Information System Design and Implementation Fees. No fees were billed by Deloitte & Touche LLP for financial information system design and implementation services.

All Other Fees. Deloitte & Touche LLP’s fees for all other professional services rendered to us totaled $41,327. These fees related to the filing of our federal and state income tax and state franchise tax returns for 2002 ($19,225) and various international trade and other issues ($22,102).

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that the change would be in our best interests and in the best interests of our stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

***

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under our equity compensation plans as of August 31, 2003:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,332,732	$6.76	396,708

Equity compensation plans not approved by security holders*	699,893	$4.44	245,250

Total	2,032,625	$5.96	641,958

*	Summary Description of Material Terms of Equity Compensation Plan Not Approved by Stockholders

Adoption; Eligibility. On April 8, 1999, the Board adopted our 1999 Equity Incentive Plan, or 1999 Plan. Our 1999 Plan has not been approved by the stockholders. Our 1999 Plan provides for the granting of nonstatutory stock options, stock bonuses and rights to purchase restricted stock to our employees and consultants. Neither the chief executive officer nor any of our four other highest compensated officers listed in the Summary Compensation Table is eligible to receive stock options, bonuses or restricted stock under our 1999 Plan. Other officers are only eligible to receive awards that are an inducement essential to the individual entering into an employment agreement with us or any of our affiliates.

Stock Options. Stock options granted under our 1999 Plan expire 10 years from the date of grant. The exercise price of each option may not be less than 85% of the fair market value of the stock subject to the option on the date of grant, unless granted pursuant to an assumption of or substitution for another option in a manner provided under the Internal Revenue Code. The purchase price of stock acquired pursuant to an option is paid (a) in cash at the time of grant or (b) at the discretion of the Board, (1) by delivery of our common stock, (2) pursuant to a deferred payment arrangement or (3) by any other form of legal consideration acceptable to the Board; however, we have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act.

The vesting period of each option is determined in each option agreement, and may become exercisable in periodic installments and be subject to other terms and conditions as the Board deems appropriate. In the event of termination of employment or a consulting relationship, an option may be exercised (to the extent it was exercisable as of the date of termination unless otherwise provided) only within the time period ending on the earlier of (a) 3 months following the date of termination for any reason other than disability or death, (b) 12 months following the date of termination if due to disability, (c) 18 months following the date of termination if due to death or (d) expiration of the option. An option may also include a right to exercise prior to full vesting. Any unvested shares so purchased may be subject to a repurchase right in our favor or to any other restriction the Board deems appropriate.

Stock Awards and Restricted Stock. Stock bonuses and restricted stock issued under our 1999 Plan must be purchased at a price determined by the Board; however, the Board may also award stock pursuant to a stock bonus agreement in consideration for past services. The purchase price of the stock pursuant to a stock purchase agreement is paid (a) in cash at the time of the purchase, (b) pursuant to a deferred payment arrangement, or (c) by any other form of legal consideration acceptable to the Board; however, we have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act. Shares of stock sold or awarded may be, but are not required to be, subject to a vesting schedule determined by the Board. In the event of termination of employment or a consulting relationship, we may repurchase or otherwise reacquire stock held that is not vested as of the date of termination.

Repricings. The Board has the authority to effect (a) a repricing of any outstanding options under our 1999 Plan and/or (b) with the consent of the affected holders, the cancellation of any outstanding options and the grant of new options covering the same or different numbers of shares of stock. In addition, the Board may grant an option with an exercise price lower than that described above if the option is granted as part of a transaction described in Section 424(a) of the Internal Revenue Code. If awards granted under our 1999 Plan expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock will revert back to and again become available for issuance under our 1999 Plan. To date, we have not exercised our option to reprice any outstanding options under our 1999 Plan.

Adjustments in Stock. In the event of a transaction not involving receipt of consideration by us, like a merger, consolidation, reorganization, stock dividend, or stock split, our 1999 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to our 1999 Plan, and outstanding stock options, bonuses and restricted stock will be adjusted as to the class, number of shares and price per share of common stock subject to the stock options, bonuses and restricted stock.

Acceleration of Vesting. Our 1999 Plan provides that, in the event of specified types of merger or other corporate reorganizations in which the surviving or acquiring corporations do not assume the stock options, bonuses and restricted stock outstanding under our 1999 Plan, the vesting and the time during which the stock options, bonuses and restricted stock may be exercised may be accelerated.

Amendment; Suspension; Termination. The Board in its sole discretion at any time and from time to time may amend, suspend or terminate our 1999 Plan, and may also amend the terms of an outstanding award, including the purchase price thereunder. However, no amendment, suspension or termination may impair the rights and obligations of the grantee unless we obtain the consent of the party to whom the award was granted.

THE BOARD OF DIRECTORS

Board Independence, Meetings and Committees

Board Independence. The Board has determined that Messrs. Bernique, Bond, Campbell and Hughes are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Board Meetings and Attendance. The Board held 5 meetings during the fiscal year ended August 31, 2003. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member.

Committees. The Board has an Audit Committee and a Compensation Committee, but not a Nominating Committee. The following independent directors were members of the respective committees during the past fiscal year, except that Michael R. Bernique was appointed to the Audit Committee on August 12, 2003, and to the Compensation Committee on November 19, 2003:

Audit Committee	Compensation Committee
Francis J. Hughes, Jr. (Chairman)	Dean C. Campbell (Chairman)

Michael R. Bernique	Michael R. Bernique

Cornelius C. Bond, Jr.	Cornelius C. Bond, Jr.

Dean C. Campbell	Francis J. Hughes, Jr.

The Audit Committee. The Audit Committee (a) meets with our independent auditors quarterly to discuss financial statements and at least once annually to review the results of the annual audit and discuss the financial statements; (b) recommends to the Board the independent auditors to be retained; and (c) receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. It met 8 times during the fiscal year ended August 31, 2003.

The Audit Committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. We have, and will continue to have, an Audit Committee of at least three members each of whom (a) is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards; (b) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; (c) has not participated in the preparation of our financial statements or those of any subsidiary at any time during the past three years; and (d) is able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement.

We also have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities. The Board has determined that Francis J. Hughes, Jr., who serves as the chairman of our Audit Committee, qualifies as an audit committee financial expert under Item 401 of Regulation S-K and is independent as defined under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs other functions regarding compensation that are delegated by the Board. It met 3 times during the fiscal year ended August 31, 2003. Each member of the Compensation Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The Nomination Process. The Board does not have a Nominating Committee. Nominees are selected by a majority of our independent directors. The Board has adopted a formal board resolution addressing the nominations process and other related matters required under the federal securities laws.

Director Compensation

Each non-employee director receives a quarterly retainer of $3,000, a per meeting fee of $1,000 per day for each board meeting attended by a member in person, or if not in person, a per meeting fee of $500 for each board meeting attended by a member telephonically. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with our policy. Audit Committee members receive cash compensation in an amount equal to $500 for each meeting attended in person or telephonically, other than meetings held on the same day as a board meeting.

Each non-employee director also receives stock option grants under our Directors’ Plan. Only non-employee directors or an affiliate of the directors (as defined in the Internal Revenue Code) are eligible to receive options under our Directors’ Plan. Options granted under our Directors’ Plan do not qualify as incentive stock options under the Internal Revenue Code.

During the last fiscal year, each of Messr. Bernique, Bond, Campbell and Hughes received automatic grants of options under our Directors’ Plan to purchase (a) 4,500 shares of common stock at an exercise price of $2.82, the fair market value of the common stock as of January 2, 2003, the date of grant, and (b) 5,500 shares of common stock at an exercise price of $2.66, the fair market value of the common stock as of January 22, 2003, the date of grant. During fiscal year 2003, no options were exercised under our Directors’ Plan.

Our authority to grant stock options to directors under our Directors’ Plan will expire in April 2004. We expect that future option grants will be made to directors under our 1997 Plan. Those grants would not be formula-based, but would be decided by the Board and disclosed in succeeding proxy statements.

Effective May 1, 2003, Mr. Bernique entered into an agreement with us to serve as Chairman of the Board. We have agreed to pay Mr. Bernique $750 a week for his services as Chairman of the Board and can terminate this agreement at any time upon 30 days’ prior written notice.

EXECUTIVE OFFICERS

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected To Present Offices	Business Experience (Preceding Five Years)
David M. Kirk	43	President and Chief Executive, Director	November 10, 1999	President and Chief Executive; prior thereto, VP of Marketing; prior thereto, Director of Marketing for Murata Electronics of North America, Inc.; prior thereto, Group Product Manager for Murata Electronics of North America, Inc.

Harley E Barnes III	45	Chief Financial Officer	December 3, 2001	Chief Financial Officer; prior thereto, Mentor at STARTech Early Ventures; prior thereto, Consultant with TeleCentric, Inc.; prior thereto, VP of Alcatel USA, Inc.

Darrell L. Ash	59	Senior Vice-President & Chief Development Officer	July 10, 1995	Founder (with two others) in 1979, Sr. VP & Chief Development Officer; prior thereto, Sr. VP Chief Technical Officer; prior thereto, Sr. VP Engineering.

David B. Crawford	50	Vice-President, Sales	May 3, 1999	VP of Sales; prior thereto, VP of Sales for Kingston Technology; prior thereto, Director of Sales for Hitachi America, Inc.

James P. Farley	54	Vice-President, Controller & Secretary	October 1, 1997	VP, Controller & Secretary; prior thereto, Controller.

Robert J. Kansy	56	Vice-President Engineering	January 27, 1997	VP of Engineering; prior thereto, Manager Solid State Technology at Q-Dot, Inc., a designer of integrated circuits for government and commercial applications.

Jon S. Prokop	61	Vice-President, Manufacturing	November 16, 2000	VP of Manufacturing; prior thereto, Director of Manufacturing Engineering; prior thereto, Packaging Department Manager; prior thereto, Head of Electronic Packaging of Sarnoff Corp., primarily a developer of technology used by manufacturers of commercial, consumer and defense electronic systems.

David T. Somerville	66	Vice-President Corporate Development & Quality	December 17, 1999	VP Corporate Development & Quality; prior thereto, VP of Corporate Development; prior thereto, VP of Manufacturing.

There is no family relationship between any of the above-named executive officers.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows compensation earned during the three most recent fiscal years by our chief executive officer and our four other most highly compensated executive officers whose bonus and salary exceeded $100,000 and who were serving at the end of the 2003 fiscal year. We refer to these individuals collectively as the Named Executive Officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award($) ($)	Securities Underlying Options (#)	All Other Compenstion ($)
David M. Kirk President Chief Executive Officer	2003 2002 2001	175,000 168,590 175,120	12,500 27,000 25,000	0 8,469 0	0 0 63,200	25,000 20,000 40,000	300 300 510

Darrell L. Ash Senior Vice President and Chief Technical Officer	2003 2002 2001	125,511 120,925 125,631	12,500 2,000 0	0 2,541 0	0 0 18,960	20,000 5,000 15,000	975 1,003 1,773

David B. Crawford Vice President, Sales	2003 2002 2001	140,000 134,880 140,120	0 0 0	19,120 26,117 42,700	0 0 18,960	15,000 5,000 20,000	527 405 800

Robert J. Kansy Vice President, Engineering	2003 2002 2001	125,000 120,443 125,120	12,500 2,000 0	0 2,541 0	0 0 18,960	15,000 5,000 10,000	970 851 1,152

Jon S. Prokop Vice President, Manufacturing	2003 2002 2001	132,850 127,993 130,887	12,500 2,000 0	0 5,081 0	0 0 37,920	15,000 5,000 30,000	1,711 918 585

Amounts reported as Salary for 2002 reflect a temporary salary reduction of 5% imposed for a period of seven months during the year.

Amounts reported as Other Annual Compensation for 2003 for David B. Crawford represent $19,120 paid as commissions. Amounts reported as Other Annual Compensation for 2002 for David B. Crawford represent $23,576 paid as commissions and $2,541 paid on Mr. Crawford’s behalf for income taxes associated with the vesting of restricted stock. Amounts reported as Other Annual Compensation for 2001 for David B. Crawford represent $42,700 paid as commissions. Amounts reported as Other Annual Compensation for 2002 for Messrs. Kirk, Ash, Kansy and Prokop represent income taxes paid on each individual’s behalf associated with the vesting of restricted stock.

Amounts reported as Restricted Stock Awards for 2001 are based on the fair market value of our common stock on the date of grant, which was $3.16 per share. The underlying shares are 20,000, 6,000, 6,000, 6,000, and 12,000, respectively, for Messrs. Kirk, Ash, Crawford, Kansy and Prokop. The Restricted Stock Awards vest in fiscal years 2002, 2003 and 2004. For the fiscal year ending August 31, 2002, Messrs, Kirk, Ash, Crawford, Kansy and Prokop have fully vested in 6,600, 1,980, 1,980, 1,980, and 3,960 of the shares, respectively. For the fiscal year ending August 31, 2003, Messrs, Kirk, Ash, Crawford, Kansy and Prokop have fully vested in 6,700, 2,010, 2,010, 2,010, and 4,020 of the shares, respectively.

The number and market value of the restricted stock holdings at August 31, 2003 held by Messrs. Kirk, Ash, Crawford, Kansy and Prokop were 6,700 ($50,250), 2,010 ($15,075), 2,010 ($15,075), 2,010 ($15,075), and 4,020 ($30,150), respectively. These shares are scheduled to vest in fiscal 2004.

Although it has been our policy not to pay, and we do not have any plans to pay, dividends on the restricted stock, we may choose to do so in the future should we declare and pay dividends on our common stock.

Amounts reported as All Other Compensation represent premiums paid by us on a life insurance policy for these individuals. We are not the beneficiary of the policies.

Change-of-Control Agreements

Each of the Named Executive Officers described in the Summary Compensation Table above has entered into a change-of-control agreement with us. Each agreement provides that if, following a change-in-control, the officer is terminated by us for any reason other than (a) death, (b) cause, (c) illness, accident, or other physical or mental incapacity, or (d) voluntary resignation, the officer is entitled to receive a payment of (1) up to two times his annualized base salary and largest annual cash bonus during the immediately preceding three fiscal years; (2) a payment equal to 12 months’ cost to us of the then-existing employee benefits; and (3) a gross-up payment to offset any excise tax which may result from the change-in-control payments. Options granted to each officer at the time of the change-in-control may also be subject to accelerated vesting as described in the plans and may be immediately exercisable.

Stock Option Grants And Exercises

We have stock options outstanding held by our executive officers under two of our stock option plans: our 1986 Supplemental Stock Option Plan, or 1986 Plan, and our 1997 Plan, as previously described in detail in Proposal 3. The authority to grant additional options under the 1986 Plan terminated in November 2002, but options previously granted will remain in effect in accordance with their terms and subject to the 1986 Plan.

The following tables show certain summary information concerning the shares of common stock represented by stock options granted to each of the Named Executive Officers. Options to purchase 90,000 shares of our common stock were granted to the Named Executive Officers during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5% ($)	10% ($)
David M. Kirk	15,000 10,000	4.43 2.95	% %	$3.23 $3.15	10-20-12 5-15-13	$30,442 $19,810	$77,145 $50,203

Darrell L. Ash	5,000 5,000 10,000	1.48 1.48 2.95	% % %	$3.23 $2.90 $3.15	10-20-12 11-5-12 5-15-13	$10,147 $ 9,119 $19,810	$25,715 $23,109 $50,203

David Crawford	5,000 10,000	1.48 2.95	% %	$3.23 $3.15	10-20-12 5-15-13	$10,147 $19,810	$25,715 $50,203

Robert J. Kansy	5,000 10,000	1.48 2.95	% %	$3.23 $3.15	10-20-12 5-15-13	$10,147 $19,810	$25,715 $50,203

Jon Prokop	5,000 10,000	1.48 2.95	% %	$3.23 $3.15	10-20-12 5-15-13	$10,147 $19,810	$25,715 $50,203

The percentage of total options granted to employees is based on an aggregate of 338,500 options granted to our employees, consultants and directors during the fiscal year ended August 31, 2003, including our Named Executive Officers described in the Summary Compensation Table.

The exercise price per share of each option is equal to the fair market value of our common stock on the date of grant.

The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit the stockholder.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 08/31/03 (#)		Value of Unexercised In-the-Money Options at 08/31/03 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Kirk	—	—	166,489	48,511	$236,326	$210,069

Darrell L. Ash	16,666	$50,943	46,738	25,262	$80,088	$110,727

David Crawford	—	—	60,301	29,699	$98,007	$105,683

Robert J. Kansy	—	—	64,851	19,649	$56,203	$85,268

Jon Prokop	—	—	49,150	25,650	$84,536	$104,467

The value of unexercised in-the-money options is based on the fair market value of our common stock as of August 31, 2003, of $7.50 per share, minus the exercise price, multiplied by the number of shares underlying the option.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of October 31, 2003 by: (a) each nominee for director; (b) each of the Named Executive Officers described in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those we know to be beneficial owners of more than 5% of our common stock. Certain transactions after October 31, 2003 are reflected in the table to the extent described in the accompanying footnotes.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (2)
Dimensional Fund Advisors Inc. (3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	582,700	8.0%
LeRoy C. Kopp (4) 7701 France Avenue South Suite 500 Edina, MN 55435	531,900	7.3%
Quaker Capital Management Corporation (5) 401 Wood Street, Suite 1300 Pittsburgh, PA 15222	413,450	5.7%

Dean C. Campbell (6)	179,170	2.5%
David M. Kirk (7)	205,772	2.8%
Cornelius C. Bond, Jr. (8)	103,581	1.4%
Darrell L. Ash (9)	121,957	1.7%
Michael R. Bernique (10)	112,510	1.5%
Francis J. Hughes, Jr. (11)	100,076	1.4%
Robert J. Kansy (12)	83,325	1.1%
David B. Crawford (13)	72,030	1%
Jon S. Prokop (14)	65,372	*
All executive officers and directors as a group (12 persons) (15)	1,223,712	16.9%

*	Less than one percent.
1.	This table is based upon information supplied by officers and directors, Section 16 reports and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
2.	Applicable percentages are based upon 7,262,224 shares outstanding on October 31, 2003, adjusted as required by rules promulgated by the SEC.
3.	Dimensional Fund Advisors, Inc. furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities are owned by the Funds. Dimensional disclaims beneficial ownership of the securities.

4.	LeRoy C. Kopp holds sole voting power and dispositive power with respect to 90,000 shares and beneficially owns 531,900 shares. Mr. Kopp owns Kopp Holding Company, which in turn owns Kopp Investment Advisors, Inc. Kopp Investment Advisors, Inc. holds sole voting power with respect to 365,000 shares, sole dispositive power with respect to 320,000 shares, and shares dispositive power with respect to 121,900 shares.
5.	Quaker Capital Management Corporation holds sole voting and dispositive power with respect to 17,700 shares, and shares voting and dispositive power with respect to 395,750 shares with its clients.
6.	Dean C. Campbell’s holdings include (a) 40,000 shares held by the Delaware Charter Guarantee & Trust Company FBO Dean C. Campbell – IRA, (b) 6,500 shares held in the LBC 1992 Irrevocable Trust, (c) 6,500 shares held in the JHC 1992 Irrevocable Trust, and (d) 77,778 shares directly held. Also includes 46,301 shares issuable upon exercise of options. On November 14, 2003, the LBC 1992 Irrevocable Trust exercised 30,000 three-year warrants entitling the LBC 1992 Irrevocable Trust to purchase one share for each warrant at an exercise price of $7.50 and paid the exercise price of the warrants by delivering to the Company 27,909 shares incident to the exercise, thereby acquiring 2,091 shares.
7.	David M. Kirk’s holdings include 173,537 shares issuable upon exercise of options, 416 of which were granted on November 20, 2003.
8.	Cornelius C. Bond, Jr.’s holdings include (a) 33,303 shares held through NEA Partners, (b) 28,901 shares held in The Bond Family Trust, (c) 52 shares held in the Bond Survivor’s Trust, (d) 346 shares held in Bond Exempt Marital Trust, and 52 shares directly held. Also includes 39,069 shares issuable upon exercise of options. On November 14, 2003, the Bond Family Trust exercised 26,666 three-year warrants entitling the Bond Family Trust to purchase one share for each warrant at an exercise price of $7.50 and paid the exercise price of the warrants by delivering to the Company 24,808 shares incident to the exercise, thereby acquiring 1,858 shares.
9.	Darrell L. Ash’s holdings include 49,187 shares issuable upon exercise of options, 208 of which were granted on November 20, 2003.
10.	Michael R. Bernique’s holdings include 93,510 shares issuable upon exercise of options.
11.	Francis J. Hughes, Jr.’s holdings include 46,301 shares issuable upon exercise of options.
12.	Robert J. Kansy’s holdings include 66,880 shares issuable upon exercise of options, 208 of which were granted on November 20, 2003.
13.	David B. Crawford’s holdings include 65,834 shares issuable upon exercise of options, 208 of which were granted on November 20, 2003.
14.	Jon S. Prokop’s holdings include 51,554 shares issuable upon exercise of options, 208 of which were granted on November 20, 2003.
15.	Executive officer and director group holdings include an aggregate of 757,076 shares issuable upon exercise of options held by executive officers and directors, 1,872 of which were granted to executive officers on November 20, 2003.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with and no reports or transactions were filed late, except that 1 report was filed late by Mr. Darrell Ash disclosing 1 transaction and 1 report was filed late by Mr. Robert Kansy disclosing 1 transaction.

COMPENSATION COMMITTEE REPORT

General

Compensation of our senior executives is determined by the Compensation Committee of the Board. The Committee, comprised entirely of independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, meets to fix annual salaries in advance and bonuses for the current year, to review annual goals and to reward outstanding annual performance of executive officers and to grant stock options and stock awards pursuant to our stock plans. The Board adopted an updated written charter for the Compensation Committee on November 19, 2003, a copy of which is attached as Appendix A to this Proxy Statement.

Compensation Philosophy

Our primary goal is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

•	We intend to pay competitively with leading companies with which we compete for talent.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that are intended to bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

Base Salary

Each executive officer’s base salary is reviewed on an annual basis. Among those factors taken into consideration are (1) individual and corporate performance, (2) level of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

Bonus

We believe that executive performance may be maximized via a system of annual incentive awards. The actual incentive award earned depends on the extent to which our performance objectives and those of the individual are achieved. Each fiscal year the Committee will review and approve our annual performance objectives and our individual officers. Our objectives consist of operating, strategic and financial goals that are considered to be critical to our overall goal: building stockholder value. For the fiscal year ended August 31, 2003, the Committee determined that the primary goal in building stockholder value would be the improvement of net income. The objective was partially achieved and the Committee authorized a $12,500 cash bonus to each participant. The Committee also amended the restricted stock grants to a time-based vesting schedule.

Long-Term Incentives

Our primary long-term incentive programs presently consists of the 1997 Equity Incentive Plan, or 1997 Plan, and the 1994 Employee Stock Purchase Plan, or Purchase Plan. The plans utilize vesting periods (generally four years) to encourage key employees to continue in our employ. Through option grants and other stock awards, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plans generally is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if our common stock appreciates in the long term.

We established the Purchase Plan both to encourage employees to continue in our employ and to motivate our employees through ownership interests. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of common stock on certain dates specified by the Board. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the commencement date or the closing date of the relevant offering period.

Chief Executive Officer Compensation

In November 1999, David Kirk was named as our President and Chief Executive Officer. Mr. Kirk’s base salary, bonus and grants of stock options were determined in accordance with the criteria described in the “Base Salary,” “Bonus,” and “Long Term Incentives” sections of this report. Mr. Kirk’s Base Salary of $175,000 reflects the Board and the Committee’s assessment of (1) his performance, (2) his skills in relation to other CEO’s in our industry, (3) the Board’s confidence in Mr. Kirk’s ability to lead our continued development, and (4) his broad involvement in our operations.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code (Code) limits us to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Board believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the Board has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as “performance-based compensation.”

From the members of the Compensation Committee:

Dean C. Campbell (Chairman)
Michael R. Bernique
Cornelius C. Bond, Jr.
Francis J. Hughes, Jr.

Compensation Committee Interlocks and Insider Participation

David Kirk, our President and Chief Executive Officer, is not a member of the Compensation Committee but participated in the deliberations of the Board concerning executive officer compensation, except where the decision directly involved his own compensation package.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of four independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board adopted an updated written charter for the Audit Committee on November 19, 2003, a copy of which is attached as Appendix B to this Proxy Statement.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including overviewing the financial reports and other financial information we provide to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the Board. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2003 with management. Furthermore, the Audit Committee has discussed with our independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP such auditing firm’s independence. In this regard the Audit Committee considered whether or not the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of the firm.

Based on these reviews and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2003, the last fiscal year for filing such annual report with the U.S. Securities and Exchange Commission.

Subject to stockholder approval at the annual meeting, the Audit Committee has also recommended to the Board of Directors the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending August 31, 2004 and the Board of Directors has approved that recommendation.

From the members of the Audit Committee:

Francis J. Hughes, Jr. (Chairman)

Michael R. Bernique

Cornelius C. Bond, Jr.

Dean C. Campbell

STOCK PERFORMANCE GRAPH

The following graph(1) shows the total stockholder return on an investment of $100 in cash on August 31, 2003 for (a) our common stock, (b) the NASDAQ Stock Market (U.S.) and (c) the NASDAQ Electronic Components Index. All values assume reinvestment of the full amount of all dividends and are calculated as of August 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG RF MONOLITHICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

Total Return Daily

	8/98	8/99	8/00	8/01	8/02	8/03
RF MONOLITHICS, INC.	100	125.3968	107.9365	40.63492	50.66667	95.2381
NASDAQ ELECTRONIC COMPONENTS	100	253.8279	556.2527	163.8745	99.56038	157.2241
NASDAQ STOCK MARKETS (U.S.)	100	185.5542	284.193	121.6052	89.24744	122.9415

•	$100 INVESTED ON 8/31/98 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING AUGUST 31.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

OTHER MATTERS

Certain Transactions With Management

On June 23, 1999, Michael R. Bernique, one of our directors, entered into a consulting agreement with us terminable upon 30 days’ notice and providing for consulting fees of $750 per week. Under the terms of this agreement, Mr. Bernique was granted a ten-year option to purchase 40,000 shares of our common stock. The option vested at the rate of 1/48th per month of service under the agreement at an exercise price of $8.875, the fair market value of our common stock on June 23, 1999, the date of grant. Effective May 1, 2003, the consulting agreement was replaced by an agreement for Mr. Bernique to be compensated solely for his services as Chairman of the Board. This new agreement reflects Mr. Bernique’s substantial increase in services rendered as Chairman of the Board and termination of his consulting services and is more fully described under the heading “Director Compensation.”

Indebtedness of Management

On November 30, 1999, Darrell L. Ash, our Senior Vice President and Chief Development Officer, gave a promissory note in our favor in the original principal amount of $71,491.22 secured by a pledge of personal property at an interest rate of 4.9% in connection with the exercise of Mr. Ash’s option to purchase 26,666 shares of our common stock. The note was fully paid by Mr. Ash on November 22, 2002.

Indemnification

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Other Business

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on the matters in accordance with their best judgment.

By Order of the Board of Directors,

James P. Farley
Secretary

December 19, 2003

A copy of our annual report on Form 10-K for the fiscal year ended August 31, 2003 is available without charge upon written request to: Corporate Secretary, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244.

Appendix A

RF MONOLITHICS, INC.

COMPENSATION COMMITTEE CHARTER

Adopted November 19, 2003

Purpose of Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of RF Monolithics, Inc. (the “Company”) is to discharge the Committee’s responsibilities relating to compensation of the Company’s executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Committee Membership

Except as provided below and permitted by Nasdaq rule 4350(c)(3), the Committee shall consist solely of “independent directors,” i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.

Members shall be appointed by the Board based on nominations by a majority of the Company’s independent directors, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members shall have experience in evaluating executive performance and setting compensation of executives.

If the Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee, or a person who is a relative by blood, marriage or adoption of, or who has the same residence as any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year, and perhaps more frequently, in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

The Committee may, to the extent consistent with the maintenance of the confidentiality of compensation discussions, invite the Company’s Chief Executive Officer (“CEO”) to participate in meetings of the Committee, but if present during any deliberations of the Committee, the CEO may not vote. The CEO may not be present during any discussions and deliberations of the Committee regarding the CEO’s compensation.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1. In consultation with senior management, to establish the Company’s general compensation philosophy, and to oversee the development and implementation of compensation programs.

2. To review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, and to have the sole authority to determine the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

3. To review and approve the compensation of all other “officers” of the Company (as defined in Section 16 of the Securities Exchange Act of 1934, as amended and Rule 16a-1 promulgated thereunder (the “Section 16 Officers”)).

4. To make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, including but not limited to the Company’s 1997 Equity Incentive Plan and 1986 Supplemental Stock Option Plan but excluding the 1994 Non-Employee Directors’ Stock Option Plan, to oversee the activities of the individuals and committees responsible for administering these plans, and to discharge any responsibilities imposed on the Committee by any of these plans.

5. To approve issuances under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plan or parallel nonqualified plan pursuant to which a director, officer, employee or consultant will acquire stock or options, including without limitation the Employee Stock Purchase Plan.

6. To approve issuances under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual’s entering into employment with the Company, will acquire stock or options, including without limitation the Company’s 1999 Equity Incentive Plan.

7. In consultation with management, to oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

8. To review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.

9. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Committee Reports

The Committee shall produce the following reports and provide them to the Board.

1. An annual report of the Compensation Committee on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and regulations.

2. A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority shall be vested solely in the Committee.

Appendix B

RF MONOLITHICS, INC.

AUDIT COMMITTEE CHARTER

Adopted November 19, 2003

I. Composition of the Audit Committee

The Audit Committee of RF Monolithics, Inc. (the “Company”) shall be comprised of at least three directors each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as provided below and permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and (iv) does not own or control 20% or more of the Company’s voting securities. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of the Nasdaq Stock Market, Inc., who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Exchange Act, who does not or own or control 20% or more of the Company’s voting securities, and who is not a current officer or employee, or a person who is a relative by blood, marriage or adoption of, or who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.

No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members shall be appointed by the Board based on nominations recommended by a majority of the Company’s independent directors, and shall serve at the pleasure of the Company’s independent directors and for such term or terms as the Company’s independent directors may determine.

The Board shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the Board chairperson’s vote shall decide the issue.

II. Purposes of the Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Audit Committee.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III. Meetings of the Audit Committee

The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee shall meet separately once every fiscal year, or more frequently if circumstances dictate, with management, the director of the internal auditing department (if then in existence) and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee

To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

(i)	to directly appoint, retain, compensate, evaluate, and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms;

(ii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iii)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(v)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

(vi)	to review and approve all related party transactions of the Company; and

(vii)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

2.	With respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(ii)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(iii)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

(iv)	to establish hiring policies for employees or former employees of the independent auditors;

3.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement report; and

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors.

V. Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI. Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. Without limiting the generality of the foregoing, the Company is hereby authorized and directed to provide for appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board of Directors, for payment of:

1.	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any advisers employed by the Audit Committee under this Charter; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

DETACH HERE	ZRFMC2

PROXY

RF MONOLITHICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 21, 2004

The undersigned hereby appoints DAVID M. KIRK and JAMES P. FARLEY, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of RF Monolithics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of RF Monolithics, Inc. to be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285 on Wednesday, January 21, 2004, at 10:00 a.m., local time, and at any and all continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 THROUGH 4.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RF MONOLITHICS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE	ZRFMC1

☒	Please mark votes as in this example.	#RFM

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 THROUGH 4.

						FOR	AGAINST	ABSTAIN
1.	To elect five directors to hold office until the next Annual Meeting of Stockholder and until their successors are elected and qualified, or until a director’s earlier death, resignation or removal.			2.	To amend our 1994 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 150,000 shares.	☐	☐	☐

	Nominees:	(01) David M. Kirk, (02) Michael R. Bernique, (03) Cornelius C. Bond, Jr., (04) Dean C. Campbell and (05) Francis J. Hughes, Jr.		3.	To amend our 1997 Equity Incentive Plan (a) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 200,000 shares and (b) to authorize for issuance under the plan shares of common stock which as of January 21, 2004 are, or thereafter become,	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ALL NOMINEES	☐ ☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above			available for future grant under the terms of our 1994 Non-Employee Directors’ Stock Option Plan (including shares returned to that plan as a result of expirations or terminations of options for any reason before or after expiration of our authority to grant options under that plan on April 19, 2004).

				4.	To ratify selection of Deloitte & Touche LLP as our independent auditors for the next fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

\					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: